Exhibit 4.1

EXECUTION VERSION

THE J. M. SMUCKER COMPANY

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Indenture

Dated as of March 20, 2015

Providing for Issuance of Debt Securities

i

THIS INDENTURE, between The J. M. Smucker Company, an Ohio corporation (hereinafter called the “Company”) having its principal office at One Strawberry Lane, Orrville, Ohio 44667, and U.S. Bank National Association, a national banking association, as trustee (hereinafter called the “Trustee”), is made and entered into as of this 20th day of March, 2015.

Recitals of the Company

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its unsecured debentures, notes, bonds, and other evidences of indebtedness, to be issued in one or more fully registered series.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

Agreements of the Parties

To set forth or to provide for the establishment of the terms and conditions upon which the Securities (as hereinafter defined) are and are to be authenticated, issued, and delivered, and in consideration of the premises thereof, and the purchase of Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders from time to time of the Securities or of any series thereof, as the case may be:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

(d) all references in this instrument to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.

“Act”, when used with respect to any Securityholder (as hereinafter defined), has the meaning specified in Section 1.04.

“Affiliate” of any specified Person (as hereinafter defined) means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” means the present value (discounted at the inherent interest rate as determined by the Company in good faith, compounded semi-annually) of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended). Any determination of any actual percentage rate inherent in any such arrangement made in good faith by the Company shall be binding and conclusive, and the Trustee shall have no duty with respect to any determination made under Section 10.06.

“Authenticating Agent” means any Person authorized by the Trustee to authenticate Securities of one or more series under Section 6.14.

“Authentication Order” has the meaning specified in Section 3.03.

“Board of Directors” means (i) the board of directors of the Company, (ii) any duly authorized committee of that board, or (iii) any officer, director, or authorized representative of the Company, in each case duly authorized by such board to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means (except, with respect to any particular series of Securities, as may be otherwise provided in the form of such Securities) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Place of Payment are authorized or obligated by law or executive order to close.

“Chairman” means the Company’s Chairman of the Board of Directors.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means The J. M. Smucker Company, unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request”, “Company Order”, and “Company Consent” mean, respectively, a written request, order, or consent signed in the name of the Company by its Chairman, Vice Chairman, Chief Executive Officer, Chief Financial Officer, Senior Vice President, or any Vice President (as hereinafter defined), or by any other officer or officers of the Company pursuant to an applicable Board Resolution, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the total assets appearing on the Company’s latest consolidated balance sheet contained in its most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, filed with the Commission, excluding the sum of (1) all current liabilities and (2) all goodwill, patents, copyrights, trademarks and other like intangibles.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at US Bank National Association, 1350 Euclid Avenue, Cleveland, Ohio 44115, Attention: Corporate Trust Services.

“Corporation” means a corporation, association, company, joint-stock company, limited liability company or business trust.

“Covenant Defeasance” has the meaning specified in Section 4.03.

“Debt” has the meaning specified in Section 10.06(a).

“Defaulted Interest” has the meaning specified in Section 3.07.

“Defeasance” has the meaning specified in Section 4.02.

“Depositary” means with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person designated as Depositary by the Company pursuant to Section 3.01, unless and until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the “Depositary” with respect to the Securities of that series.

“Equivalent Government Securities” means, in relation to Securities denominated in a currency other than U.S. dollars, securities of the government that issued the currency in which such Securities are denominated or securities of government agencies backed by the full faith and credit of such government.

“Event of Default” has the meaning specified in Section 5.01.

“guarantor” means, with respect to Securities of any Series, each Person that becomes a guarantor of the Securities of such series, unless and until such time as such Person is released from its obligations under its guarantee in accordance with the terms of such series of Securities.

“Holder”, “Securityholder” and “Holder of Securities” means a Person in whose name a Security is registered in the Security Register (as hereinafter defined).

“Indenture” or “this Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of any particular series of Securities established as contemplated by Section 3.01.

“Intercreditor Agreement” means the Third Amended and Restated Intercreditor Agreement, dated as of June 11, 2010, by and among the Bank of Montreal, in its capacity as administrative agent under the credit agreement dated as of September 6, 2013, U.S. Bank National Association, in its capacity as trustee of the Company’s 3.50% Senior Notes due October 15, 2021, and the lenders, agents, trustees and holders party thereto from time to time (as may be amended, modified or otherwise supplemented after the date hereof).

“Interest Payment Date”, when used with respect to any series of Securities, means any date on which an installment of interest on those Securities is scheduled to be paid.

“Judgment Currency” has the meaning set forth in Section 1.14.

“Maturity”, when used with respect to any Security, means the date on which the principal amount outstanding under such Security or an installment of principal amount outstanding under such Security becomes due and payable, as therein or herein provided, whether on the Scheduled Maturity Date (as hereinafter defined), by declaration of acceleration, call for redemption, or otherwise.

“Officers’ Certificate” means a certificate signed by any two of the Chairman, Vice Chairman, Chief Executive Officer, Chief Financial Officer, Senior Vice President, any Vice President, the Treasurer, and any Assistant Treasurer of the Company, or by any other officer or officers of the Company pursuant to an applicable Board Resolution, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel to the Company, which counsel may be an employee of the Company or other counsel who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which is initially sold at a discount from the principal amount thereof and the terms of which provide that upon redemption or acceleration of the Maturity thereof, an amount less than the principal amount thereof would become due and payable.

“Outstanding”, when used with respect to any particular Securities or to the Securities of any particular series means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i) such Securities theretofore canceled by the Trustee or delivered by the Company to the Trustee for cancellation;

(ii) such Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited in trust with the Trustee or with any Paying Agent (as hereinafter defined) other than the Company, or, if the Company shall act as its own Paying Agent, has been set aside and segregated in trust by the Company; provided, in any case, that if such Securities are to be redeemed prior to their Scheduled Maturity Date, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) such Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, or which shall have been paid, in each case, pursuant to the terms of Section 3.06 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid, and binding obligation of the Company).

In determining whether the Holders of the requisite principal amount of such Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof. In determining whether the Holders of the requisite principal amount of such Securities Outstanding have given a direction concerning the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or concerning the exercise of any trust or power conferred upon the Trustee under this Indenture, or concerning a consent on behalf of the Holders of any series of Securities to the waiver of any past default and its consequences, Securities owned by the Company, any other obligor upon the Securities, or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Securities which a Responsible Officer assigned to the corporate trust department of the Trustee knows to be owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means, with respect to any Securities, any Person appointed by the Company to distribute amounts payable by the Company on such Securities. If at any time there shall be more than one such Person, “Paying Agent” as used with respect to the Securities of any particular series shall mean the Paying Agent with respect to Securities of that series. As of the date of this Indenture, the Company has appointed the Trustee as Paying Agent with respect to all Securities issuable hereunder.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or other entity, or government or any agency or political subdivision thereof.

“Place of Payment” means with respect to any series of Securities issued hereunder the city or political subdivision so designated with respect to the series of Securities in question in accordance with clause (5) of Section 3.01.

“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in lieu of a lost, destroyed, mutilated, or stolen Security shall be deemed to evidence the same debt as the lost, destroyed, mutilated, or stolen Security.

“Principal Property” means any manufacturing or processing plant or facility, warehouse, office facility or distribution center that is located within the continental United States, having a net book value which, on the date the determination as to whether a property is a Principal Property is being made, is in excess of 2% of the Consolidated Net Tangible Assets of the Company. The Company’s Board of Directors (or any duly authorized committee of the Company’s Board of Directors) by resolution may create an exception by declaring that a plant or facility is not of material importance to the total business conducted by the Company and the Subsidiaries of the Company as an entirety.

“Record Date” means any date as of which the Holder of a Security will be determined for any purpose described herein, such determination to be made as of the close of business on such date by reference to the Security Register.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price specified in the Security at which it is to be redeemed pursuant to this Indenture.

“Repayment Date”, when used with respect to any Security to be repaid, means the date fixed for such repayment pursuant to such Security.

“Repayment Price”, when used with respect to any Security to be repaid, means the price at which it is to be repaid pursuant to such Security.

“Required Currency” has the meaning set forth in Section 1.14.

“Responsible Officer”, when used with respect to the Trustee, means an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any guarantor of such series and any Subsidiary (i) substantially all the property of which is located within the continental United States, (ii) which owns a Principal Property, and (iii) in which the Company’s investment, direct or indirect and whether in the form of equity, debt or advances, as shown on the consolidating balance sheet used in the preparation of the latest quarterly consolidated financial statements of the Company preceding the date of determination, is in excess of 5% of the total consolidated assets of the Company as shown on such quarterly consolidated financial statements; provided, however, that the term “Restricted Subsidiary” shall not include any Subsidiary which is principally engaged in leasing or which is principally engaged in financing the Company’s operations.

“Scheduled Maturity Date”, when used with respect to any Security, means the date specified in such Security as the date on which all outstanding principal and interest will be due and payable.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, of any series authenticated and delivered from time to time under this Indenture.

“Security Register” has the meaning specified in Section 3.05.

“Security Registrar” means the Person who maintains the Security Register, which Person shall be the Trustee unless and until a successor Security Registrar is appointed by the Company.

“Special Record Date” has the meaning specified in Section 3.07.

“Specified Currency” has the meaning specified in Section 3.01.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of that corporation is at the time owned by the Company or in conjunction with or by one or more of its Subsidiaries, and any other entity of which at least a majority of the voting interest under ordinary circumstances is at the time owned or controlled solely by the Company or in conjunction with or by one or more of its Subsidiaries.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as in force as of the date hereof, except as provided in Section 9.05.

“Trustee” means the party named as such in the preamble until a successor becomes such pursuant to this Indenture and thereafter means or includes each party who is then a trustee hereunder, and if at any time there is more than one such party, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series. If Trustees with respect to different series of Securities are trustees under this Indenture, nothing herein shall constitute the Trustees co-trustees of the same trust, and each Trustee shall be the trustee of a trust separate and apart from any trust administered by any other Trustee with respect to a different series of Securities.

“U.S. Government Obligations” means (i) securities that are direct obligations of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America and (ii) securities that are obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America, and also includes depository receipts issued by a bank or trust company as custodian with respect to any of the securities described in the preceding clauses (i) and (ii), and any payment of interest or principal payable under any of the securities described in the preceding clauses (i) and (ii) that is held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt, or from any amount received by the custodian in respect of such securities, or from any specific payment of interest or principal payable under the securities evidenced by such depository receipt.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02. Officers’ Certificates and Opinions. Every Officers’ Certificate, Opinion of Counsel, and other certificate or opinion to be delivered to the Trustee under this Indenture with respect to any action to be taken by the Trustee (except for the Officers’ Certificate required by Section 10.04) shall include the following:

(a) a statement that each individual signing such certificate or opinion has read all covenants and conditions of this Indenture relating to such proposed action, including the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal counsel, unless such officer knows that any such certificate, opinion, or representation is erroneous. Any opinion of counsel for the Company may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows that any such certificate, opinion, or representation is erroneous.

Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, such instruments may, but need not, be consolidated and form a single instrument.

Section 1.04. Acts of Securityholders. (a) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and (if expressly required by the applicable terms of this Indenture) to the Company. If any Securities are denominated in coin or currency other than that of the United States, then for the purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action as herein described, the principal amount of such Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such Securities are denominated (as evidenced to the Trustee by a certificate provided by a financial institution, selected by the Company, that maintains an active trade in the currency in question, acting as conversion agent) as of the date the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in the immediately preceding sentence. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall for all purposes be determined by reference to the Security Register, as such register shall exist as of the applicable date.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such Record Date, but only the Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Securities Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Securities Outstanding shall be computed as of such Record Date; provided that no such authorization, agreement or consent by the Holders on such Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such Record Date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind each subsequent Holder of such Security, and each Holder of any Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, with respect to anything done or suffered to be done by the Trustee or the Company in reliance upon such action, whether or not notation of such action is made upon such Security.

Section 1.05. Notices, etc., to Trustee and Company. Any request, order, authorization, direction, consent, waiver, or other action to be taken by the Trustee, the Company, or the Securityholders hereunder (including any Authentication Order), and any notice to be given to the Trustee or the Company with respect to any action taken or to be taken by the Trustee, the Company, or the Securityholders hereunder, shall be sufficient if made in writing and

(a) (if to be furnished or delivered to or filed with the Trustee by the Company or any Securityholder) delivered to the Trustee (which may be by original or by facsimile) at its Corporate Trust Office, or

(b) (if to be furnished or delivered to the Company by the Trustee or any Securityholder, and except as otherwise provided in Section 5.01(d) and, in the case of a request for repayment, except as specified in the Security carrying the right to repayment) mailed to the Company, first-class postage prepaid, at its principal office (as specified in the first paragraph of this instrument), Attention: Treasurer, or at any other address hereafter furnished in writing by the Company to the Trustee.

Section 1.06. Notice To Securityholders; Waiver. Where this Indenture or any Security provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein or in such Security) if in writing and mailed, first-class postage prepaid, to each Securityholder affected by such event, at his or her address as it appears in the Security Register as of the applicable Record Date, not later than the latest date or earlier than the earliest date prescribed by this Indenture or such Security for the giving of such notice. In any case where notice to Securityholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular

Securityholder shall affect the sufficiency of such notice with respect to other Securityholders. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Securityholder when such notice is required to be given pursuant to any provision of this Indenture or the applicable Security, then any method of notification as shall be satisfactory to the Trustee and the Company shall be deemed to be sufficient for the giving of such notice.

Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction of any provision of this Indenture.

Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture. Nothing in this Indenture or in any Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, the Authenticating Agent, the Security Registrar, any Paying Agent, and the Holders of Securities (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law. This Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13. Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

Section 1.14. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court with respect to the Securities of any series it is necessary to convert the sum due in respect of the principal, premium, if any, or interest, if any, payable with respect to such Securities into a currency in which a judgment can be rendered (the “Judgment Currency”), the rate of exchange from the currency in which payments under such Securities is payable (the “Required Currency”) into the Judgment Currency shall be the highest bid quotation (assuming European-style quotation – i.e., Required Currency per Judgment Currency) received by the Company from three recognized foreign exchange dealers in the City of New York for the purchase of the aggregate amount of the judgment (as denominated in the Judgment Currency) on the Business Day preceding the date on which a final unappealable judgment is rendered, for settlement on such payment date, and at which the applicable dealer timely commits to execute a contract, and (b) the Company’s obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or by any recovery pursuant to any judgment (whether or not entered in accordance with the preceding clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt by the judgment creditor of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 1.15. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date or Maturity of any Security shall not be a Business Day in the Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or at Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date or Maturity, as the case may be.

Section 1.16. Exemption from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security or any coupon, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company (or any guarantor) or of any successor entity, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company (and, to the extent provided in the applicable guarantee, any guarantor), and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company (or any guarantor) or any successor entity, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or any coupon or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or any coupon or implied, therefrom are hereby expressly waived and released as a condition of and as a consideration for, the execution of this Indenture and the issue of such Securities

ARTICLE 2

SECURITY FORMS

Section 2.01. Forms Generally. The Securities of each series shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Securities, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02. Forms of Securities. Each Security shall be in one of the forms approved from time to time by or pursuant to any Board Resolution, Officers’ Certificate or established in one or more indentures supplemental hereto. Prior to the delivery to the Trustee for authentication of any Security in any form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee a copy of such Board Resolution, together with a true and correct copy of the form of Security which has been approved thereby, or, if a Board Resolution authorizes a specific officer or officers to approve a form of Security, together with a certificate of such officer or officers approving the form of Security attached thereto, provided, however, that with respect to all Securities issued pursuant to the same Board Resolution, the required copy of such Board Resolution, together with the appropriate attachment, need be delivered only once. Any form of Security approved by or pursuant to a Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee’s authentication of Securities in that form or by a certificate signed by a Responsible Officer of the Trustee and delivered to the Company.

Section 2.03. Securities in Global Form. If Securities of a series are issuable in whole or in part in global form, the global security representing such Securities may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Securities. Any endorsement of a Security in global form to reflect the amount (or any increase or decrease in the amount) of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Authentication Order delivered to the Trustee pursuant to Section 3.03 hereof.

Section 2.04. Form of Trustee’s Certificate of Authentication. The form of Trustee’s Certificate of Authentication for any Security issued pursuant to this Indenture shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee,

By:
Authorized Signatory

ARTICLE 3

THE SECURITIES

Section 3.01. General Title; General Limitations; Issuable in Series; Terms of Particular Series. The aggregate principal amount of Securities that may be authenticated, delivered, and Outstanding at any time under this Indenture is not limited.

The Securities may be issued in one or more series in such aggregate principal amount as may from time to time be authorized by the Board of Directors. All Securities of a series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the authentication and delivery or Scheduled Maturity Date thereof.

Each series of Securities shall be created either by or pursuant to one or more Board Resolutions, Officers’ Certificates or indentures supplemental hereto. Any such Board Resolution, Officers’ Certificate or supplemental indenture (or, in the case of a series of Securities created pursuant to a Board Resolution, any officer or officers authorized by such Board Resolution) shall establish the terms of any such series of Securities, including the following (as and to such extent as may be applicable):

(1) the title of such series;

(2) the limit, if any, upon the aggregate principal amount or issue price of the Securities of such series;

(3) the issue date or issue dates of the Securities of such series;

(4) the Scheduled Maturity Date of the Securities of such series;

(5) the place or places where the principal, premium, if any, interest, if any, and additional amounts, if any, payable with respect to the Securities of such series shall be payable;

(6) whether the Securities of such series will be issued at par or at a premium over or a discount from their face amount;

(7) the rate or rates (which may be fixed or variable) at which the Securities of such series shall bear interest, if any, and, if applicable, the method by which such rate or rates may be determined;

(8) the date or dates (or the method by which such date or dates may be determined) from which interest, if any, shall accrue, and the Interest Payment Dates on which such interest shall be payable;

(9) the rights, if any, to defer payments of interest on the Securities by extending the interest payment periods and the duration of such extension;

(10) the period or periods within which, the Redemption Price(s) or Repayment Price(s) at which, and any other terms and conditions upon which the Securities of such series may be redeemed or repaid, in whole or in part, by the Company;

(11) the obligation, if any, of the Company to redeem, repay, or purchase any of the Securities of such series pursuant to any sinking fund, mandatory redemption, purchase obligation, or analogous provision at the option of a Holder thereof, and the period or periods within which, the Redemption Price(s) or Repayment Price(s) or other price or prices at which, and any other terms and conditions upon which the Securities of such series shall be redeemed, repaid, or purchased, in whole or in part, pursuant to such obligation;

(12) whether the Securities of such series are to be issued in whole or in part in global form and, if so, the identity of the Depositary for such global security and the terms and conditions, if any, upon which interests in the Securities represented by such global security may be exchanged, in whole or in part, for the individual Securities represented thereby (if other than as provided in Section 3.05);

(13) the denominations in which the Securities of such series will be issued (which may be any denomination as set forth in the terms of such Securities) if other than U.S.$1,000 or an integral multiple thereof;

(14) whether and under what circumstances additional amounts on the Securities of such series shall be payable in respect of any taxes, assessments, or other governmental charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

(15) the basis upon which interest shall be calculated;

(16) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security for a definitive Security of such series) only upon receipt of certain certificates or other documents or upon satisfaction of other conditions, then the form and terms of such certificates, documents, and/or conditions;

(17) the exchange or conversion of the Securities of that series, whether or not at the option of the Holders thereof, for or into new Securities of a different series or for or into any other securities which may include shares of capital stock of the Company or any Subsidiary of the Company or securities directly or indirectly convertible into or exchangeable for any such shares or securities of entities unaffiliated with the Company or any Subsidiary of the Company;

(18) if other than U.S. dollars, the foreign or composite currency or currencies (each such currency a “Specified Currency”) in which the Securities of such series shall be denominated and in which payments of principal, premium, if any, interest, if any, or additional amounts, if any, payable with respect to such Securities shall or may be payable;

(19) if the principal, premium, if any, interest, if any, or additional amounts, if any, payable with respect to the Securities of such series are to be payable in any currency other than that in which the Securities are stated to be payable, whether at the election of the Company or of a Holder thereof, the period or periods within which, and the terms and conditions upon which, such election may be made;

(20) if the amount of any payment of principal, premium, if any, interest, if any, or other sum payable with respect to the Securities of such series may be determined by reference to the relative value of one or more Specified Currencies, commodities, securities, or instruments, the level of one or more financial or non-financial indices, or any other designated factors or formulas, the manner in which such amounts shall be determined;

(21) the exchange of Securities of such series, at the option of the Holders thereof, for other Securities of the same series of the same aggregate principal amount of a different authorized kind or different authorized denomination or denominations, or both;

(22) the appointment by the Trustee of an Authenticating Agent in one or more places other than the Corporate Trust Office of the Trustee, with power to act on behalf of the Trustee, and subject to its direction, in the authentication and delivery of the Securities of such series;

(23) any trustees, depositaries, paying agents, transfer agents, exchange agents, conversion agents, registrars, or other agents with respect to the Securities of such series if other than the Trustee, Paying Agent and Security Registrar named herein;

(24) the portion of the principal amount of Securities of such series, if other than the principal amount thereof, that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or provable in bankruptcy pursuant to Section 5.04;

(25) any Event of Default with respect to the Securities of such series, if not set forth herein, or any modification of any Event of Default set forth herein with respect to such series;

(26) any other covenant or warranty included for the benefit of the Securities of the series in addition to (and not inconsistent with) those set forth herein for the benefit of Securities of all series, or any other covenant or warranty included for the benefit of Securities of the series in lieu of any covenant or warranty set forth herein for the benefit of Securities of all series, or any provision that any covenant or warranty set forth herein for the benefit of Securities of all series shall not be for the benefit of Securities of such series, or any combination of such covenants, warranties or provisions;

(27) the inapplicability of Section 4.02 and Section 4.03 of this Indenture to the Securities of such series and if Section 4.03 is applicable, the covenants subject to Covenant Defeasance under Section 4.03; and

(28) any other terms not inconsistent with the provisions of this Indenture.

Except as otherwise permitted by Section 3.03, if all of the Securities of any such series are not to be issued at one time, the Company shall deliver an Authentication Order with respect to each subsequent issuance of Securities of such series, but such Authentication Orders may be executed by any authorized officer or officers of the Company, whether or not such officer or officers would have been authorized to establish such series pursuant to the aforementioned Board Resolution or Officers’ Certificate.

Unless otherwise provided by or pursuant to the Board Resolution or Officers’ Certificate or supplemental indenture creating such series (i) a series may be reopened for issuances of additional Securities of such series, and (ii) all Securities of the same series shall be substantially identical, except for the initial Interest Payment Date, issue price, initial interest accrual date and the amount of the first interest payment; provided that if the additional Securities are not fungible with the existing Securities for United States federal income tax purposes, the additional Securities will have a separate CUSIP number.

The form of the Securities of each series shall be established in a supplemental indenture or by or pursuant to the Board Resolution or Officers’ Certificate creating such series. The Securities of each series shall be distinguished from the Securities of each other series in such manner as the Board of Directors or its authorized representative or representatives may determine.

Unless otherwise provided with respect to Securities of a particular series, the Securities of any series may only be issuable in registered form, without coupons.

Section 3.02. Denominations and Currency. The Securities of each series shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or by or pursuant to the Board Resolution, Officers’ Certificate or supplemental indenture creating such series. In the absence of any such provisions with respect to the Securities of any series, the Securities of that series shall be issuable only in fully registered form in denominations of U.S. $1,000 and any integral multiple thereof.

Section 3.03. Execution, Authentication and Delivery, and Dating. The Securities shall be executed on behalf of the Company by the Chairman, Vice Chairman, Chief Executive Officer, Chief Financial Officer, Senior Vice President or any Vice President of the Company. The signature of any of these officers on the Securities may be manual or facsimile. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

Unless otherwise provided in the form of Security for any series, each Security shall be dated the date of its authentication.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities to the Trustee for authentication, together with a Company Order for authentication and delivery (such Company Order, an “Authentication Order”) with respect to such Securities, and the Trustee shall, upon receipt of such Authentication Order, in accordance with procedures acceptable to the Trustee set forth in the Authentication Order, and subject to the provisions hereof, authenticate and deliver such Securities to such recipients as may be specified from time to time pursuant to such Authentication Order. The material terms of such Securities shall be determinable by reference to such Authentication Order and procedures. If provided for in such procedures, such Authentication Order may authorize authentication and delivery of such Securities pursuant to oral instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to the provisions of Section 6.01 hereof) shall be fully protected in relying upon:

(1) an executed supplemental indenture, if any;

(2) an Officers’ Certificate, certifying as to the authorized form or forms and terms of such Securities; and

(3) an Opinion of Counsel, stating that:

(a) the form or forms and terms of such Securities have been established by and in conformity with the provisions of this Indenture; and

(b) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium, reorganization, and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general principles of equity.

After the original issuance of the first such Security to be issued, any separate request by the Company that the Trustee authenticate such Securities for original issuance will be deemed to be a certification by the Company that it is in compliance with all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Securities.

The Trustee shall not be required to authenticate such Securities if the issue thereof will adversely affect the Trustee’s own rights, duties, or immunities under the Securities and this Indenture.

If the Company shall establish pursuant to Section 3.01 that Securities of a series may be issued in whole or in part in global form, then the Company shall execute, and the Trustee shall (in accordance with this Section 3.03 and the Authentication Order with respect to such series) authenticate and deliver, one or more Securities in global form that, unless otherwise specified in the Board Resolution, Officer’s Certificate or supplemental indenture establishing the terms of such Securities, (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such one or more Securities in global form, (ii) shall be registered, in the name of the Depositary for such Security or Securities in global form, or in the name of a nominee of such Depositary, (iii) shall be delivered to such Depositary or pursuant to such Depositary’s instruction, and (iv) shall bear a legend substantially as follows: “Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.” Each Depositary designated pursuant to Section 3.01 for a Security in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and, upon receipt of the documents required by Sections 2.02, 3.01 and 3.03 hereof, together with an Authentication Order, the Trustee shall authenticate and deliver, temporary Securities of such series that are printed, lithographed, typewritten, mimeographed, or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued in registered form, without coupons, and with such appropriate insertions, omissions, substitutions, and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series for which a temporary Security may be issued in global form, such temporary global security shall represent all of the Outstanding Securities of such series and tenor.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable, at the Corporate Trust Office of the Trustee, or at such other office or agency as may be maintained by the Company in a Place of Payment pursuant to Section 10.02 hereof, for definitive Securities of such series having identical terms and provisions, upon surrender of the temporary Securities of such series, at the Company’s own expense and without charge to the Holder; and upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series in authorized denominations containing identical terms and provisions. Unless otherwise specified as contemplated by Section 3.01 with respect to a temporary Security in global form, until so exchanged, the temporary Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.05. Registration, Transfer and Exchange. With respect to the Securities of each series, the Trustee shall keep a register (herein sometimes referred to as the “Security Register”) which shall provide for the registration of Securities of such series, and for transfers of Securities of such series, in accordance with information to be provided to the Trustee by the Company, subject to such reasonable regulations as the Trustee may prescribe. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection at the Corporate Trust Office of the Trustee or at such other office or agency to be maintained by the Company pursuant to Section 10.02 hereof.

Upon due presentation for registration of transfer of any Security of any series at the Corporate Trust Office of the Trustee or at any other office or agency maintained by the Company with respect to that series pursuant to Section 10.02 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such series of any authorized denominations, of like aggregate principal amount, tenor, terms and Scheduled Maturity Date.

Any other provision of this Section 3.05 notwithstanding, except to the extent otherwise specified in the terms of such Security, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, in definitive form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denominations, of like aggregate principal amount, tenor, terms and Scheduled Maturity Date, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive.

If at any time the Depositary for the Securities of a series represented by one or more Securities in global form notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series, or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03 hereof, the Company, by Company Order, shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.01 that such Securities be represented by one or more Securities in global form shall no longer be effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of an Authentication Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form, in authorized denominations, in an aggregate principal amount, and of like terms and tenor, equal to the principal amount of the Security or Securities in global form representing such series, in exchange for such Security or Securities in global form. The Company may at any time and in its sole discretion and subject to the procedures of the Depositary determine that individual Securities of any series issued in global form shall no longer be represented by such Security or Securities in global form. In such event the Company will execute, and the Trustee, upon receipt of an Authentication Order for the authentication and delivery of definitive Securities of such series and of the same terms and tenor, will authenticate and deliver Securities of such series in definitive form, in authorized denominations, and in aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

If and solely to the extent specified by the Company pursuant to Section 3.01 with respect to a series of Securities issued in global form, the Depositary for such series of Securities may surrender a Security in global form for such series of Securities in exchange in whole or in part for Securities of such series in definitive form and of like terms and tenor on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of an Authentication Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, without service charge:

(a) to each Person specified by such Depositary, a new definitive Security or Securities of the same series and of the same tenor and terms, in authorized denominations, in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Security in global form; and

(b) to such Depositary, a new Security in global form in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of the definitive Securities delivered to Holders pursuant to clause (a) above.

Upon the exchange of a Security in global form for Securities in definitive form, such Security in global form shall be canceled by the Trustee or an agent of the Company or the Trustee. Securities issued in definitive form in exchange for a Security in global form pursuant to this Section 3.05 shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered or to the Depositary.

Whenever any securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Every Security presented or surrendered for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

Unless otherwise provided in the Security to be transferred or exchanged, no service charge shall be imposed for any registration of transfer or exchange of Securities, but the Company may (unless otherwise provided in such Security) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Sections 3.04, 3.06, 9.06, 11.06 and 11.07 hereof not involving any transfer.

The Company shall not be required to (i) issue, register the transfer of, or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Section 11.03 and ending at the close of business on the date of such mailing, or (ii) register the transfer of or exchange any Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If (i) any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company may in its discretion execute and upon request of the Company the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor, terms, series, Scheduled Maturity Date, and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07. Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable and is punctually paid or duly provided for on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the applicable Record Date, notwithstanding any transfer or exchange of such Security subsequent to such Record Date and prior to such Interest Payment Date (unless such Interest Payment Date is also the date of Maturity of such Security).

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the applicable Record Date by virtue of his having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or clause (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date (herein called “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of each such Security at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Interest on Securities of any series that bear interest may be paid by mailing a check to the address of the Person entitled thereto at such address as shall appear in the Securities Register for such series or by such other means as may be specified in the form of such Security.

Subject to the foregoing provisions of this Section 3.07 and the provisions of Section 3.05 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered on the applicable Record Date(s) as the owner of such Security for the purpose of receiving payment of principal, premium, if any, interest, if any (subject to Sections 3.05 and 3.07 hereof), and any additional amounts payable with respect to such Security, and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Authenticating Agent, any Paying Agent, the Security Registrar, or any co-Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary.

Section 3.09. Cancellation. All Securities surrendered for payment, redemption, registration of transfer, exchange, or credit against a sinking or analogous fund shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. Acquisition of such Securities by the Company shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. No Security shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities in accordance with its customary procedures and deliver a certificate of such disposition to the Company, unless, by a Company Order, the Company shall direct that the cancelled Securities be returned to it.

Section 3.10. Computation of Interest. Unless otherwise provided as contemplated in Section 3.01, interest on the Securities shall be calculated on the basis of a 360-day year of twelve 30-day months.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to any series of Securities (except as to any surviving rights of conversion or transfer or exchange of Securities of such series expressly provided for herein or in the form of Security for such series), and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(a) either

(i) all Securities of that series theretofore authenticated and delivered (other than (A) Securities of such series which have been destroyed, lost, or stolen and which have been replaced or paid as provided in Section 3.06, and (B) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.07) have been canceled or delivered to the Trustee for cancellation; or

(ii) all such Securities of that series not theretofore canceled or delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will, in accordance with their Scheduled Maturity Date, become due and payable within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and, in any of the cases described in subparagraphs (A), (B), or (C) above, the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, (x) an amount in money sufficient, (y) U.S. Government Obligations or Equivalent Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money sufficient, or (z) a combination of (x) and (y) sufficient, in the opinion with respect to (y) and (z) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities with respect to principal, premium, if any, and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable), or to the Scheduled Maturity Date or Redemption Date, as the case may be; provided, however, that if such U.S.

Government Obligations or Equivalent Government Securities are callable or redeemable at the option of the issuer thereof, the amount of such money, U.S. Government Obligations, and Equivalent Government Securities deposited with the Trustee must be sufficient to pay and discharge the entire indebtedness referred to above if such issuer elects to exercise such call or redemption provisions at any time prior to the Scheduled Maturity Date or Redemption Date, as the case may be, and provided further that in the case of any discharge relating to any redemption that requires the payment of a premium based on the U.S. treasury rate or other floating rate, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption; provided that any deficit as of the Redemption Date will be required to be deposited with the Trustee on or prior to the Redemption Date. The Company, but not the Trustee, shall be responsible for monitoring any such call or redemption provision; and

(b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company with respect to the Securities of such series; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company under paragraph (a) of this Section 4.01 and all of the Company’s obligations to make payments to, indemnify or reimburse the Trustee with respect to that series of Securities, including, without limitation, under Section 4.05 and Section 6.07 shall survive, and the obligations of the Trustee under Sections 4.05, 4.07 and 10.03 shall survive.

Section 4.02. Discharge and Defeasance.

The provisions of this Section and Section 4.04 (insofar as relating to this Section) shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officers’ Certificate or indenture supplemental hereto provided pursuant to Section 3.01. In addition to discharge of this Indenture pursuant to Section 4.01, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Securities of a series as provided in this Section on and after the date the conditions set forth in Section 4.04 are satisfied with respect to such series, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series, (ii) substitution of mutilated, destroyed, lost or stolen Securities of such series, (iii) rights of Holders of Securities of such series to receive, solely from the trust fund described in subparagraph (a) of Section 4.04, payments of principal thereof, premium, if any, and interest, if any, thereon upon the original stated due dates or upon the Redemption

Dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) this Section 4.02, Section 4.07, Section 10.02 and Section 10.03 and (vi) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them) (hereinafter called “Defeasance”), and the Trustee at the cost and expense of the Company, shall execute proper instruments acknowledging the same.

Section 4.03. Covenant Defeasance.

The provisions of this Section and Section 4.04 (insofar as relating to this Section) shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officers’ Certificate or indenture supplemental hereto provided pursuant to Section 3.01. In the case of any series of Securities, (i) the Company shall be released from its obligations under any covenants specified in or pursuant to Section 3.01 as being subject to Covenant Defeasance with respect to such series (except as to (a) rights of registration of transfer and exchange of Securities of such series and rights under Section 4.07, Section 10.02 and Section 10.03, (b) substitution of mutilated, destroyed, lost or stolen Securities of such series, (c) rights of Holders of Securities of such series to receive, from the Company pursuant to Section 10.01, payments of principal thereof and interest, if any, thereon upon the original stated due dates or upon the Redemption Dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any, (d) the rights, obligations, duties and immunities of the Trustee hereunder and (e) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and (ii) the occurrence of any of the events specified in Section 5.01(d) (with respect to any of the covenants specified in or pursuant to Section 3.01 as being subject to Covenant Defeasance with respect to such series), Section 5.01(f) or Section 5.01(i) shall be deemed not to be or result in a default or an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 4.04 are satisfied (hereinafter called “Covenant Defeasance”), and the Trustee at the cost and expense of the Company, shall execute proper instruments acknowledging the same. For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 5.01(d)), whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

Section 4.04. Conditions To Defeasance Or Covenant Defeasance.

The following shall be the conditions to application of either Section 4.02 or Section 4.03 to the Outstanding Securities:

(a) with reference to Section 4.02 or Section 4.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations or Equivalent Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to clauses (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) of, premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest, premium or principal are due, including upon redemption; provided, however, that if such U.S. Government Obligations and Equivalent Government Securities are callable or redeemable at the option of the issuer thereof, the amount of such money, U.S. Government Obligations, and/or Equivalent Government Securities deposited with the Trustee must be sufficient to pay and discharge the entire indebtedness referred to above if the issuer of any such U.S. Government Obligations or Equivalent Government Securities elects to exercise such call or redemption provisions at any time prior to the Scheduled Maturity Date or Redemption Date of such Securities, as the case may be. The Company, but not the Trustee, shall be responsible for monitoring any such call or redemption provision.

(b) in the case of Defeasance under Section 4.02, the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the beneficial owners of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, Defeasance and discharge had not occurred;

(c) in the case of Covenant Defeasance under Section 4.03, the Company has delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the beneficial owners of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and Covenant Defeasance had not occurred;

(d) no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit, after giving effect to such deposit or, in the case of a Defeasance under Section 4.02, no Event of Default specified in Section 5.01(g) or Section 5.01(h) shall have occurred, at any time during the period ending on the 91st day after the date of such deposit or if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e) such Defeasance or Covenant Defeasance will not cause the Trustee to have a conflicting interest within the meaning of the TIA, assuming all Securities of a series were in default within the meaning of the TIA;

(f) such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound;

(g) such Defeasance or Covenant Defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration;

(h) If the Securities of such series are to be redeemed prior to their Scheduled Maturity Date (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made;

(i) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to such Defeasance or Covenant Defeasance, as the case may be, have been complied with; and

(j) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to Sections 4.02, 4.03 or 4.04 hereof was not made by the Company with the intent of preferring the Holders of the Securities over any of its other creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors or others.

Section 4.05. Application of Trust Money; Excess Funds. All money and U.S. Government Obligations or Equivalent Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 or Section 4.04 hereof shall be held in trust and applied by it, in accordance with the provisions of this Indenture and of the series of Securities in respect of which it was deposited, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations or Equivalent Government Securities deposited pursuant to Section 4.01 or Section 4.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders or beneficial owners of the Outstanding Securities.

Anything in this Article 4 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Governmental Obligations or Equivalent Government Securities held by it as provided in Section 4.01 or Section 4.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 4.01 or Section 4.04, as applicable) are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge, Covenant Defeasance or Defeasance of the applicable series.

Section 4.06. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent of the Securities (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 4.07. Return of Unclaimed Amounts. Any amounts deposited with or paid to the Trustee or any Paying Agent or then held by the Company, in trust for payment of the principal of, premium, if any, or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of such Securities for two years after the date upon which the principal of, premium, if any, or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of any of such Securities shall thereafter look only to the Company for any payment which such Holder may be entitled to collect (until such time as such unclaimed amounts shall escheat, if at all, to the State of New York) and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. Notwithstanding the foregoing, the Trustee or Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once a week for two successive weeks (in each case on any day of the week) in a newspaper printed in the English language and customarily published at least once a day at least five days in each calendar week and of general circulation in the Borough of Manhattan, in the City and State of New York, a notice that said amounts have not been so applied and that after a date named therein any unclaimed balance of said amounts then remaining will be promptly returned to the Company.

ARTICLE 5

REMEDIES

Section 5.01. Events of Default. “Event of Default”, wherever used herein, means with respect to any series of Securities any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated by Section 3.01:

(a) default in the payment of any interest on any Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days or more; or

(b) default in the payment of the principal amount of (or premium, if any, on) any Security of such series as and when the same shall become due, either at Maturity, upon redemption, by declaration, or otherwise; or

(c) default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities of such series and continuance of such default for a period of 30 days or more; or

(d) default in the performance or breach of any covenant of the Company or any guarantor, if applicable, in this Indenture in respect of the Securities of such series (other than a covenant in respect of the Securities of such series a default in the performance of which or the breach of which is specified elsewhere in this Section), and continuance of such default or breach for a period of 90 days or more after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in the principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) default under any agreement or instrument evidencing, or under which the Company or any Restricted Subsidiary has outstanding at the time, any indebtedness for money borrowed by the Company or any Restricted Subsidiary (including a default with respect to Securities of any series other than such series), whether such indebtedness now exists or shall hereafter be created, and which results in such indebtedness in an outstanding principal amount in excess of $150.0 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

(f) any guarantee with respect to the Securities of such series ceases for any reason to be, or the assertion by the Company or the guarantor that such guarantee ceases to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture or by such guarantee; or

(g) the entry of an order for relief against the Company under the Federal Bankruptcy Act by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(h) the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(i) any other Event of Default provided for with respect to the Securities of such series in accordance with Section 3.01.

Except as described above, a default under any indebtedness of the Company other than the Securities will not constitute an Event of Default under this Indenture, and a default under one series of Securities will not constitute a default under any other series of Securities.

Section 5.02. Acceleration of Maturity; Rescission, and Annulment. If any Event of Default described in Section 5.01 above (other than an Event of Default described in Section 5.01(g) and Section 5.01(h)) shall have occurred and be continuing with respect to any series, then and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of such series and any and all accrued and unpaid interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision of this Indenture or the Securities of such series to the contrary notwithstanding. If an Event of Default specified in Section 5.01(g) or Section 5.01(h) occurs, the entire principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of the Securities of such series and any and all accrued and unpaid interest thereon shall automatically become and be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. No declaration of acceleration by the Trustee with respect to any series of Securities shall constitute a declaration of acceleration by the Trustee with respect to any other series of Securities, and no declaration of acceleration by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of any series shall constitute a declaration of acceleration or other action by any of the Holders of any other series of Securities, in each case whether or not the Event of Default on which such declaration is based shall have occurred and be continuing with respect to more than one series of Securities, and whether or not any Holders of the Securities of any such affected series shall also be Holders of Securities of any other such affected series.

At any time after such a declaration of acceleration has been made with respect to the Securities of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to such series of Securities, other than the nonpayment of the principal and interest of the Securities of such series which have become due solely by such acceleration, have been cured or waived as provided in Section 5.13, if such cure or waiver does not conflict with any judgment or decree set forth in Section 5.01(g) and Section 5.01(h) and if all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel have been paid.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(a) default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

then, with respect to the Securities of such series, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Security, the whole amount then due and payable on any such Security for principal (and premium, if any) and interest, if any, with interest (to the extent that payment of such interest shall be legally enforceable) upon the overdue principal (and premium, if any) and upon overdue installments of interest, if any, at such rate or rates as may be prescribed therefor by the terms of any such Security; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.07.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,

(a) to file and prove a claim for the whole amount of principal (or, with respect to Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities), premium, if any, and interest, if any, owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 6.07) and of the Securityholders allowed in such judicial proceedings, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities, of the series in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected. Subject to the terms of the Intercreditor Agreement, any money collected by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Securities of such series and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due the Trustee under Section 6.07 hereof.

Second: To the payment of the amounts then due and unpaid upon the Securities of that series for principal, premium, if any, interest, if any, and additional amounts, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind.

Third: The balance, if any, to the Company.

Section 5.07. Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such series;

(b) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series; it being understood and intended that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Securities of such series.

Section 5.08. Unconditional Right of Securityholders to Receive Principal, Premium, and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and (subject to Section 3.07) interest, if any, (and additional amounts, if any) on such Security on or after the respective payment dates expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment on or after such respective date, and such right shall not be impaired or affected without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Trustee and the Securityholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Securityholders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

Section 5.12. Control by Securityholders. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

(a) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default not theretofore cured:

(a) in the payment of principal, premium, if any, or interest, if any, on any Security of such series, or in the payment of any sinking or purchase fund or analogous obligation with respect to the Securities of such series, or

(b) in respect of a covenant or provision in this Indenture which, under Article Nine hereof, cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series to which the suit relates, or to any suit instituted by any Securityholder for the enforcement of the payment of principal, premium, if any, or interest, if any, on any Security on or after the respective payment dates expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date).

Section 5.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law (other than any bankruptcy law) wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities of Trustee. (a) Except during the continuance of an Event of Default with respect to any series of Securities,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise, with respect to the Securities of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, including any determination to take or refrain from taking any action under the Intercreditor Agreement, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities of any series relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee with respect to the Securities of such series, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. In addition, every provision of this Article 6 relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to any actions or inactions of the Trustee in respect of the Intercreditor Agreement.

(e) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services resulting from such forces; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.02. Notice of Defaults. Within 90 days after receiving notice of the occurrence of any default hereunder with respect to Securities of any series, the Trustee shall transmit by mail to all Securityholders of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal, premium, if any, or interest, if any, on any Security of such series or in the payment of any sinking or purchase fund installment or analogous obligation with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Securityholders of such series and; provided, further, that, in the case of any default of the character specified in Section 5.01(d) with respect to Securities of such series, no such notice to Securityholders of such series shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default”, with respect to Securities of any series, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.03. Certain Rights of Trustee. Except as otherwise provided in Section 6.01 above:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction or order of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, other than any such books or records containing information as to the affairs of the customer of the Company or any of its subsidiaries;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture;

(i) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 6.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.05. May Hold Securities. The Trustee or any Paying Agent, Security Registrar, or other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13 hereof, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, or such other agent.

Section 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.07. Compensation and Reimbursement. The Company covenants and agrees:

(a) to pay the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(g) and Section 5.01(h) above, such expenses (including the reasonable charges and expenses of its counsel) and compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law.

The Trustee shall have a lien prior to the Securities upon all property and funds held or collected by it as such for any amount owing to it or any predecessor Trustee pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

The provisions of this Section shall survive the satisfaction and discharge of this Indenture.

Section 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such interest or resign as Trustee with respect to one or more series of Securities, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series of Securities that shall be a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign with respect to any one or more series of Securities at any time by giving at least 60 days’ written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed with respect to any series of Securities at any time by Act of the Holders of 66 2⁄3% in principal amount of the Outstanding Securities of that series, delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.08 above with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security of that series for at least 6 months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 above with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or

(iv) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (A) the Company may remove the Trustee, with respect to the series or, in the case of clause (iv), with respect to all series, or (B) subject to Section 5.14, any Securityholder who has been a bona fide Holder of a Security of such series for at least 6 months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the series or, in the case of clause (iv), with respect to all series.

(e) The Company may remove the Trustee if the Company shall determine that the services provided by the Trustee hereunder may be obtained at substantially lower cost to the Company.

(f) If the Trustee shall resign, be removed or become incapable of acting with respect to any series of Securities, or if a vacancy shall occur in the office of Trustee with respect to any series of Securities for any cause, the Company shall promptly appoint a successor Trustee for that series of Securities. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to such series of Securities shall be appointed by Act of the Holders of 66 2⁄3% in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and supersede the successor Trustee appointed by the Company with respect to such series. If no successor Trustee with respect to such series shall have been so appointed by the Company or the Securityholders of such series and accepted appointment in the manner hereinafter provided, any Securityholder who has been bona fide Holder of a Security of that series for at least 6 months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(g) The Company shall give notice of each resignation and each removal of the Trustee with respect to any series and each appointment of a successor Trustee with respect to any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of that series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its principal Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder with respect to all series of Securities shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to any such series; but, on request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which (1) shall contain such provisions as shall be deemed necessary or desirable to transfer and to conform to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the appointment of such successor Trustee relates and (2) if the predecessor Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; and, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee with respect to any series of Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible with respect to that series under this Article.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor Trustee by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13. Preferential Collection of Claims Against Company. If and when the Trustee shall be or shall become a creditor, of the Company (or of any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or against any such other obligor, as the case may be).

Section 6.14. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be reasonably acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Company itself, subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Company, to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Company, to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Company, may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The U.S. Bank National Association, as Trustee

By:
As Authenticating Agent

ARTICLE 7

SECURITYHOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01. Company to Furnish Trustee Names and Addresses of Securityholders. The Company will furnish or cause to be furnished to the Trustee:

(a) semiannually, not more than 15 days after January 1 and July 1 in each year, in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders of Securities of each series as of such date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided that if the Trustee shall be the Security Registrar for such series, such lists shall not be required to be furnished.

Section 7.02. Preservation of Information; Communications to Securityholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) If three or more Holders of Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series or with the Holders of all Securities with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or

(ii) inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Security of such series or to all Securityholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Securityholders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all Securityholders of such series or all

Securityholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

Section 7.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company as required by Trust Indenture Act Section 313(d). The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.

Section 7.04. Reports by Company. The Company will:

(a) So long as any Securities are outstanding, the Company shall file with the Trustee, within 15 days after filing with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934. The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure) or posted on the Company’s website; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01. Company May Consolidate, etc., Only on Certain Terms. Neither the Company nor any guarantor shall consolidate with or merge into any other Person or convey or transfer all or substantially all of its properties and assets to any Person, unless;

(a) either the Company or such guarantor, as the case may be, shall be the continuing Person, or the Person formed by such consolidation or into which the Company or such guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer all or substantially all of the properties and assets of the Company or such guarantor, as the case may be, shall be a Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal, premium, if any, and interest, if any, on all the Securities or guarantees of the Securities, as the case may be, and the performance of every covenant of this Indenture on the part of the Company, or such guarantor, as the case may be, to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, or event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(c) the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate as conclusive evidence that any such consolidation, merger, conveyance or transfer and any assumption permitted or required by this Article complies with the provisions of this Article.

Section 8.02. Successor Person Substituted. Upon any consolidation or merger, or any conveyance or transfer of all or substantially all of the properties and assets of the Company or any guarantor in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company or such guarantor, as the case may be, is merged or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or such guarantor, as the case may be, herein and the Company or such guarantor, as the case may be, shall thereupon be released from all obligations hereunder and under the Securities or guarantee of the Securities. Such successor Person thereupon may cause to be signed and may issue any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities and guarantees of Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities or guarantees of Debt Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Securityholders. Without the consent of the Holders of any Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company or any guarantor, or successive successions, and the assumption by any such successor of the covenants, agreements and obligations of the Company or such guarantor, as the case may be, pursuant to Article 8 hereof; or

(b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of the Securities of any or all series as the Company and the Trustee shall consider to be for the protection of the Holders of the Securities of any or all series or to surrender any right or power herein conferred upon the Company (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series); or

(c) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture that do not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(d) to add to this Indenture such provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which this instrument is executed or any corresponding provision in any similar federal statute hereafter enacted; or

(e) to evidence the addition of any Subsidiary of the Company as a guarantor or the release of any guarantor and its obligations pursuant to this Indenture; or

(f) to secure any series of Securities; or

(g) to establish any form of Security, as provided in Article 2 hereof, and to provide for the issuance of any series of Securities, as provided in Article 3 hereof, and to set forth the terms thereof, and/or to add to the rights of the Holders of the Securities of any series; or

(h) to evidence and provide for the acceptance of appointment by another Person as a successor Trustee hereunder with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 6.11 hereof; or

(i) to add any additional Events of Default in respect of the Securities of any or all series (and if such additional Events of Default are to be in respect of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series); or

(j) to comply with the requirements of the Commission in connection with the qualification of this Indenture under the TIA; or

(k) to make any change in any series of Securities or to add to this Indenture such provisions that do not adversely affect in any material respect the interests of the Holders of such Securities.

Section 9.02. Supplemental Indentures With Consent of Securityholders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) change the Scheduled Maturity Date or the stated payment date of any payment of premium or interest payable on any Security, or reduce the principal amount thereof, or any amount of interest or premium payable thereon other than in connection with any amendments to redemption provisions); or

(b) change the method of computing the amount of principal of any Security or any interest payable thereon on any date, or change any Place of Payment where, or the coin or currency in which, any Security or any payment of premium or interest thereon is payable; or

(c) impair the right to institute suit for the enforcement of any payment described in clauses (a) or (b) on or after the same shall become due and payable, whether at Maturity or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be; or

(d) change or waive the redemption provisions of any series (unless otherwise specified in the terms of such Security); or

(e) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture; or

(f) modify any of the provisions of this Section, Section 5.13 or Section 10.08, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.07, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(h); or adversely affect the right to repayment, if any, of Securities of any series at the option of the Holders thereof; or

(g) except for releases in compliance with the terms of this Indenture, amend or modify the terms of any of the guarantee provisions of this Indenture in a manner adverse to the Holders;

(h) release any guarantor or co-obligor from any of its obligations under its guarantee of the Securities or this Indenture, except in compliance with the terms of this Indenture; or

(i) waive any Event of Default under Section 5.01(a), Section 5.01(b) or Section 5.01(c) hereof with respect to such Security.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the

Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Securityholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03. Execution of Supplemental Indentures. Upon request of the Company and, if applicable, upon filing with the Trustee of evidence of an Act of Securityholders as aforementioned, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, powers, trusts, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and the respective rights, limitation of rights, duties, powers, trusts and immunities under this Indenture of the Trustee, the Company, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be determined, exercised and enforced thereunder to the extent provided therein.

Section 9.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

Section 9.06. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE 10

COVENANTS

Section 10.01. Payment of Principal, Premium and Interest. With respect to each series of Securities, the Company will duly and punctually pay or cause to be paid the principal, premium, if any, and interest, if any, on such Securities in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in the Indenture for the benefit of the Securities of such series.

Section 10.02. Maintenance of Office or Agency. So long as any of the Securities remain outstanding, the Company will maintain an office or agency in each Place of Payment where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

Section 10.03. Money or Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal, premium, if any, or interest, if any, on any of the Securities of such series, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal, premium, or interest so becoming due until such sums shall be paid to such Holders of such Securities or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal, premium, if any, or interest, if any, on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay such principal, premium, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Securities entitled to the same and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

(a) hold all sums held by it for the payment of principal, premium, if any, or interest, if any, on Securities of such series in trust for the benefit of the Holders of the Securities entitled thereto until such sums shall be paid to such Holders of such Securities or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any such payment of principal, premium, if any, or interest, if any, on the Securities of such series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any series of Securities or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent in respect of each and every series of Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Company in respect of all Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 10.04. Certificate to Trustee. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning in 2016), an Officers’ Certificate, one of whose signatories shall be the Company’s principal executive, accounting or financial officer, stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any default by the Company in the performance of any of its covenants, conditions or agreements contained herein (without regard to any period of grace or requirement of notice provided hereunder), stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

Section 10.05. Corporate Existence. Subject to Article 8 the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 10.06. Limitation on Liens.

(a) The Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (hereinafter in this Section 10.06 and 10.07 called “Debt”) secured by a mortgage, deed of trust, security interest, pledge, lien or other encumbrance (mortgages, deeds of trust, security interests, pledges, liens and other encumbrances being hereinafter in this Section 10.06 and 10.07 called “lien” or “liens”) upon any Principal Property owned by the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guaranty of any such Debt that the Securities (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Securities and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Debt so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not apply to Debt secured by:

(i) liens on property, shares of stock or indebtedness (hereinafter in this Section 10.06 called “property”) of any corporation or other entity existing at the time such corporation or other entity becomes a Restricted Subsidiary;

(ii) liens on property existing at the time of acquisition of such property by the Company or a Restricted Subsidiary or liens on property of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that such liens do not attach to or affect property theretofore owned by the Company or such Restricted Subsidiary;

(iii) liens to secure the payment of all or any part of the purchase price of the property subject to such liens, or liens consisting of the interests of lessors in property under capital leases of such property;

(iv) liens on property of a Restricted Subsidiary securing Debt owing to the Company or to another Restricted Subsidiary;

(v) with respect to each series of Securities, liens existing on the first date on which the Securities of such series are authenticated by the Trustee;

(vi) liens on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country or any political subdivision thereof, or in favor of holders of securities issued by any such governmental authority or entity, to secure partial, progress, advance or other payments pursuant to any contract or statute (including, without limitation, liens to secure Debt of the industrial revenue bond type);

(vii) liens on property (and improvements thereto) to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of such property if such Debt is incurred prior to, at the time of or within one year after (or pursuant to a commitment obtained not later than one year after) the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

(viii) liens arising in connection with contracts and subcontracts with or made at the request of the United States of America, or any state thereof, or any department, agency or instrumentality of the United States or any state thereof;

(ix) mechanics’, materialmen’s, carriers’, growers’, producers’, farmers’ and similar liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

(x) any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(xi) liens for taxes, assessments or governmental charges or levies not yet delinquent, or liens for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

(xii) liens (including judgment liens) arising in connection with legal proceedings; or

(xiii) liens incurred or deposits made in the ordinary course of business in connection with or to secure the performance of bids, tenders, leases or trade contracts (other than for the payment of Debt) or to secure surety, appeal, indemnity, performance or other similar bonds;

(xiv) liens of any depositary bank consisting of statutory, common law or contractual rights of set-off or recoupment with respect to any deposit account; or

(xv) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in the foregoing clauses (i) to (xiv), inclusive; provided, however, that (A) the principal amount of Debt secured thereby shall not exceed the sum of the principal amount of and accrued and unpaid interest on the Debt so secured at the time of such extension, renewal or replacement and an amount necessary to pay any fees and expenses, including premiums, related to such extension, renewal or replacement, and (B) such extension, renewal or replacement lien shall be limited to all or a part of the property which secured the lien so extended, renewed or replaced (plus improvements on such property).

(b) Notwithstanding the foregoing provisions of this Section, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by liens which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Debt of the Company and its Restricted Subsidiaries which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions and any Attributable Debt (not including Debt permitted to be secured under clauses (i) through (xv) above), does not at the time exceed 15% of the Company’s Consolidated Net Tangible Assets.

Section 10.07. Limitation on Sale and Lease-Back.

The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person more than 120 days after the acquisition or completion of construction and commencement of full operation of such Principal Property by the Company or a Restricted Subsidiary (herein referred to as a “Sale and Lease-Back Transaction”), unless (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 10.06, to issue, assume or guarantee Debt secured by a lien upon such Principal Property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Securities, provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under Sections 10.06 and 10.07 to be Debt subject to the provisions of Section 10.06; or (b) the Company shall apply an amount in cash equal to the Attributable Debt in respect to such arrangement, within 120 days of the effective date of any such arrangement, to the retirement (other than any mandatory retirement or by way of payment at maturity) of Debt of the Company or any Restricted Subsidiary (other than Debt owned by the Company or any Restricted Subsidiary and other than Debt of the Company which is subordinated to the Securities) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

Section 10.08. Waiver of Certain Covenants. The Company may omit in respect of any series of Securities, in any particular instance, to comply with any covenant or condition applicable to such series, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities at the time Outstanding of such series shall, by Act of such Securityholders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, provided that no waiver by the Holders of the Securities of such series shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.01. Applicability of Article. The Company may reserve the right to redeem and pay before the Scheduled Maturity Date all or any part of the Securities of any series, either by optional redemption, sinking or purchase fund or analogous obligation or otherwise, by provision therefor in the form of Security for such series established and approved pursuant to Section 2.02 and 2.03 or as otherwise provided in Section 3.01, and on such terms as are specified in such form or in the indenture supplemental hereto with respect to Securities of such series as provided in Section 3.01. Redemption of Securities of any series shall be made in accordance with the terms of such Securities and, to the extent that this Article does not conflict with such terms, the succeeding Sections of this Article.

Section 11.02. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 11.03. Selection by Trustee of Securities to be Redeemed. Except as otherwise provided in the terms of a particular series of Securities, if fewer than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, which may include provision for the selection for redemption of portions of the principal of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. Unless otherwise provided in the terms of a particular series of Securities, the portions of the principal of Securities so selected for partial redemption shall be equal to the minimum authorized denomination of the Securities of such series, or an integral multiple thereof, and the principal amount which remains outstanding shall not be less than the minimum authorized denomination for Securities of such series.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.

Section 11.04. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed (or delivered electronically if held by the Depository Trust Company (“DTC”) in accordance with DTC’s customary procedures) not fewer than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his or her address appearing in the Security Register on the applicable Record Date.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(3) if fewer than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed, from the Holder to whom the notice is given and that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of the same series in the aggregate principal amount equal to the unredeemed portion thereof will be issued in accordance with Section 11.07;

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest, if any, thereon shall cease to accrue from and after said date;

(5) the place where such Securities are to be surrendered for payment of the Redemption Price, which shall be the office or agency maintained by the Company in the Place of Payment pursuant to Section 10.02 hereof; and

(6) that the redemption is on account of a sinking or purchase fund, or other analogous obligation, if that is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date.

Section 11.06. Securities Payable on Redemption Date. Notice of Redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with the notice, such Securities shall be paid by the Company at the Redemption Price. Any installment of interest due and payable on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Record Date according to the terms and the provisions of Section 3.07 above; unless, with respect to an Interest Payment Date that falls on a Redemption Date, such Securities provide that interest due on such date is to be paid to the Person to whom principal is payable.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security, or as otherwise provided in such Security.

Section 11.07. Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the office or agency maintained by the Company in the Place of Payment pursuant to Section 10.02 hereof with respect to that series (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge and at the expense of the Company, a new Security or Securities of the same series, tenor, terms and Scheduled Maturity Date, of any authorized denomination as requested by such Holders in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 11.08. Provisions with Respect to any Sinking Funds. Unless the form or terms of any series of Securities shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Securities in cash, the Company may at its option (a) deliver to the Trustee for cancellation any Securities of such series theretofore acquired by the Company, or (b) receive credit for any Securities of such series (not previously so credited) acquired or redeemed by the Company (other than through operation of a mandatory sinking fund) and theretofore delivered to the Trustee for cancellation, and if it does so then (i) Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to Securities of such series, and (ii) on or before the 60th day next preceding each sinking fund Redemption Date with respect to such series of Securities, the Company will deliver to the Trustee (A) an Officers’ Certificate specifying the portions of such sinking fund payment to be satisfied by payment of cash and by the delivery or credit of Securities of such series acquired or redeemed by the Company, and (B) such Securities, to the extent not previously surrendered. Such Officers’ Certificate shall also state the basis for any such credit and that the Securities for which the Company elects to receive credit have not been previously so credited and were not acquired by the Company through operation of the mandatory sinking fund, if any, provided with respect to such Securities and shall also state that no Event of Default with respect to Securities of such series has occurred and is continuing. All Securities so delivered to the Trustee shall be canceled by the Trustee and no Securities shall be authenticated in lieu thereof.

If the sinking fund payment or payments (mandatory or optional) with respect to any series of Securities made in cash plus any unused balance of any preceding sinking fund payments with respect to Securities of such series made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request), unless otherwise provided by the terms of such series of Securities, that cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Securities of such series next following the date of such payment to the redemption of Securities of such series at the applicable sinking fund Redemption Price with respect to Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 11.06. The Trustee shall select, in the manner provided in Section 11.03, for redemption on such sinking fund Redemption Date a sufficient principal amount of Securities of such series to utilize that cash and shall thereupon cause notice of redemption of the Securities of such series for the sinking fund to be given in the manner provided in Section 11.04 (and with the effect provided in Section 11.06) for the redemption of Securities in part at the option of the Company. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Securities of such series shall be added to the next cash sinking fund payment with respect to Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 11.08. Any and all sinking fund moneys with respect to Securities of any series held by the Trustee at the Maturity of Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.

On or before each sinking fund Redemption Date provided with respect to Securities of any series, the Company shall pay to the Trustee in cash a sum equal to all accrued interest, if any, to the date fixed for redemption on Securities to be redeemed on such sinking fund Redemption Date pursuant to this Section 11.08.

The Trustee shall not redeem any Securities with sinking fund moneys or give any notice of redemption of Securities by operation of the applicable sinking fund during the continuance of a default in payment of interest on Securities of such series or of any Event of Default with respect to such series, except that if the notice of redemption of any Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article 11. Except as aforesaid, any moneys in the sinking fund with respect to Securities of any series at the time when any such default or Event of Default with respect to such series shall occur, and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default with respect to such series, be held as security for the payment of all Securities of such series; provided, however, that in case such default or Event of Default with respect to such series shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys may be applied pursuant to the provisions of this Section 11.08.

ARTICLE 12

REPAYMENT AT OPTION OF HOLDERS

Section 12.01. Applicability of Article. Repayment of Securities of any series which are by their terms repayable before their Scheduled Maturity Date at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 12.02. Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest thereon accrued to the Repayment Date specified in the terms of such Securities. On or before the Repayment Date, the Company will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Repayment Price of all the Securities which are to be repaid on such date.

Section 12.03. Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will, unless otherwise specified in the terms of such Security, contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder, must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 30 days nor later than

15 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of $1,000 unless otherwise specified in the terms of such Security, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part, if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

Section 12.04. When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) interest on such Securities or the portions thereof, as the case may be, shall cease to accrue.

Section 12.05. Securities Repaid in Part. Upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, tenor, terms and Scheduled Maturity Date, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

The J. M. Smucker Company

By:	/s/ Mark R. Belgya
	Name:	Mark R. Belgya
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Base Indenture]

U.S. Bank National Association, Trustee

By:	/s/ Holly H. Pattison
	Name:	Holly H. Pattison
	Title:	Vice President

[Signature Page to Base Indenture]